Exhibit 5.1
Fulbright & Jaworski l.l.p.
A Registered Limited Liability Partnership
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
www.fulbright.com

telephone:	(713) 651-5151	facsimile:	(713) 651-5246
October 21, 2005
Grant Prideco, Inc.
400 N. Sam Houston Parkway E., Suite 900
Houston, Texas 77060
Ladies and Gentlemen:
     We have acted as counsel to Grant Prideco, Inc., a Delaware corporation (the “Company”), and the subsidiaries listed on Schedule I hereto (collectively, the “Guarantors”) in connection with the execution and delivery by the Company and the Guarantors, as applicable, of the Indenture (the “Indenture”) dated as of July 27, 2005, between the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and the issuance thereunder of $200,000,000 principal amount of the Company’s 6 1/8% Senior Notes due 2015, Series B (the “Exchange Notes”), and related guarantees in exchange for an equivalent principal amount of its outstanding 6 1/8% Senior Notes due 2015 (the “Original Notes”) and related guarantees. The terms of the offer to exchange the Exchange Notes and related guarantees for the Original Notes and related guarantees (the “Exchange Offer”) are described in the Registration Statement on Form S-4 filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the registration of the Exchange Notes and related guarantees under the Securities Act of 1933, as amended. The guarantees of the Guarantors with respect to the Exchange Notes are collectively referred to herein as the “Guarantees” and each a “Guarantee”.
     In connection with the foregoing, we have examined originals or copies of such corporate records, as applicable, of the Company and the Guarantors, certificates and other communications of public officials, certificates of officers of the Company and the Guarantors and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and the Guarantors and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization (except with respect to the Company and the Guarantors, as applicable), execution and delivery by the parties thereto of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Grant Prideco, Inc.
October 21, 2005

     Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
     (i)       The Exchange Notes and the Guarantees have been duly authorized;
     (ii)       When (a) the Registration Statement has been declared effective under the Securities Act of 1933, as amended, and (b) the Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer against receipt of the Original Notes in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and
     (iii)       When (a) the Registration Statement has been declared effective under the Securities Act of 1933, as amended, and (b) Exchange Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been issued and delivered upon consummation of the Exchange Offer, the Guarantees will constitute valid and binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms.
     The opinions expressed herein are limited exclusively to the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America, and, except as set forth in the succeeding sentence, we are expressing no opinion as to the effect of the laws of any other jurisdiction. With regard to the Guarantor that is incorporated under the laws of Louisiana, we have relied on the opinion of Perret Doise, a Professional Law Corporation, attached hereto as Exhibit A, as to the matters set forth in such opinion.
     The enforceability of the Exchange Notes and the Guarantees is subject to, and may be limited by, (a) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, fraudulent transfer, preference, conservatorship, rearrangement, moratorium and other similar laws (including court decisions) in effect and affecting the rights and remedies of creditors generally or providing for relief of debtors, (b) the refusal of a particular court (i) to grant equitable remedies, including, without limiting the generality of the foregoing, specific performance, or (ii) to grant a particular remedy sought under such documents as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (d) judicial discretion.
     We express no opinion as to the enforceability of the following provisions and remedies set forth in the Exchange Notes or the Guarantees: (a) provisions which purport to restrict access to legal and equitable remedies, that purport to affect service of process, that purport to permit any party to increase the obligations of any person without the consent of such person, that

Grant Prideco, Inc.
October 21, 2005

purport to require any party to waive any notice, right or defense that, as a matter of law or equity, may not be waived, or that purport to reinstate any obligation after payment or otherwise, (b) indemnity or contribution to the extent prohibited by public policy or to the extent indemnification or contribution is required for losses or expenses caused by gross negligence, willful misconduct, fraud or illegal action on the part of an indemnified party or delay or omission of enforcement of rights or remedies, (c) provisions relating to severability, (d) restrictions on the transfer, alienation or hypothecation of property or rights to the extent that such restrictions are found by a court of competent jurisdiction to be unreasonable, (e) provisions purporting to establish evidentiary standards or presumptions with respect to the foregoing, and (f) provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, where the election of a particular remedy or remedies does not preclude recourse to one or more other remedies. We have assumed that in enforcing the Exchange Notes or the Guarantees the parties thereto will proceed thereunder in accordance with the provisions thereof and all requirements of applicable law.
     With respect to Section 7.07 of the Indenture, we express no opinion with respect to the enforceability of such section should limitations on the compensation of trustees be enacted in the future. With respect to Section 12.07 of the Indenture and Section 15 of the Exchange Notes (as such term is defined in the Indenture), we express no opinion as to the enforceability of any of the provisions contained therein to the extent that any such provisions purport to waive liability for violations of securities laws.
     This opinion is given as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included as part of the Registration Statement.
Very truly yours,
Fulbright & Jaworski L.L.P.

SCHEDULE I
Grant Prideco, L.P., a Delaware limited partnership
GP Expatriate Services, Inc., a Delaware corporation
GP USA Holding, LLC, a Delaware limited liability company
Grant Prideco European Holding, LLC, a Delaware limited liability company
Grant Prideco Finance, LLC, a Delaware limited liability company
Grant Prideco Holding, LLC, a Delaware limited liability company
ReedHycalog Coring Services International, Inc., a Delaware corporation
Grant Prideco PC Composites Holdings, LLC, a Delaware limited liability company
Grant Prideco USA, LLC, a Delaware limited liability company
Intellipipe, Inc., a Delaware corporation
Intelliserv, Inc., a Delaware corporation
Plexus Deepwater Technologies, Ltd., a Texas limited partnership
ReedHycalog Azerbaijan, LLC, a Delaware limited liability company
ReedHycalog Argentina, LLC, a Delaware limited liability company
ReedHycalog Colombia, LLC, a Delaware limited liability company
ReedHycalog International Holding, LLC, a Delaware limited liability company
ReedHycalog, LLC, a Delaware limited liability company
ReedHycalog Kazakhstan, LLC, a Delaware limited liability company
ReedHycalog Norway, LLC, a Delaware limited liability company
ReedHycalog, L.P., a Delaware limited partnership
ReedHycalog CIS, LLC, a Delaware limited liability company
ReedHycalog Thailand, LLC, a Delaware limited liability company
ReedHycalog Utah, LLC, a Delaware limited liability company
TA Industries, Inc., a Delaware corporation
TAI Holding, Inc., a Delaware corporation
Tube-Alloy Capital Corporation, a Texas corporation
Tube-Alloy Corporation, a Louisiana corporation
XL Systems International, Inc., a Delaware corporation
XL Systems, L.P., a Texas limited partnership

Exhibit A

Perret Doise
A Professional Law Corporation
SUITE 1200, FIRST NATIONAL BANK TOWERS
MAILING ADDRESS:	600 JEFFERSON STREET
P. O. DRAWER 3408	LAFAYETTE, LOUISIANA 70501
LAFAYETTE, LOUISIANA 70502-3408	TELEPHONE (337) 262-9000	OUR FILE NUMBER:
	FACSIMILE (337) 262-9001	1537.16
October 21, 2005
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Natexis Bleichroeder Inc.
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
Ladies and Gentlemen:
     We have acted as special Louisiana counsel to Tube-Alloy Corporation, a Louisiana corporation (the “Louisiana Guarantor”), in connection with the execution and delivery by Grant Prideco, Inc., a Delaware corporation (“Grant Prideco”) and certain subsidiary guarantors of Grant Prideco, including the Louisiana Guarantor, as applicable, of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Registration Statement”) on October 21, 2005, for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of $200,000,000 aggregate principal amount of Grant Prideco’s 6⅛% Senior Notes due 2015, Series B (the “Exchange Notes”), and related guarantees to be issued in exchange for an equivalent principal amount of Grant Prideco’s outstanding 6⅛% Senior Notes due 2015 (the “Original Notes”) that are validly tendered and not validly withdrawn prior to consummation of the offer to exchange the Exchange Notes and related guarantees for the Original Notes and related Guarantees (the “Exchange Offer”). The Exchange Notes and related guarantees will be issued under the Indenture dated as of July 27, 2005 (the “Original Indenture”), between the Grant Prideco, certain subsidiary guarantors and Banc of America Securities, L.L.C., as trustee (the “Trustee”). The terms of the Exchange Offer are described in the Registration Statement. The guarantee of the Louisiana Guarantor with respect to the Exchange Notes is hereinafter referred to as the “Guarantee”.
     Except as described in this letter, we are not generally familiar with the Louisiana Guarantor’s business, records, transactions, or activities. Our knowledge of its business, records, transactions and activities is limited to the information that is set forth below and on Exhibit “A”, and that otherwise has been brought to our attention by certificates executed and delivered to us by officers of the Company in connection with this opinion letter. We have examined copies, certified or otherwise identified to our satisfaction, of the Indenture and the documents listed on

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Exhibit “A”, which is made a part hereof. For the purposes of this opinion, the documents listed on Exhibit “A” are hereinafter referred to as the “Authorization Documents”.
     In our capacity as counsel to the Louisiana Guarantor, we have also reviewed a certified copy of the articles of incorporation of the Louisiana Guarantor and any amendments to same provided by the Louisiana Secretary of State with a certificate dated July 26, 2005, a copy of Bylaws of the Louisiana Guarantor adopted as of April 14, 1997, a Certificate of Good Standing dated July 26, 2005, issued by the Louisiana Secretary of State with respect to the Louisiana Guarantor, together with a copy of resolutions of the Louisiana Guarantor, certified by the Secretary of the Louisiana Guarantor, authorizing the transactions evidenced by the Guarantee Documents (the “Certified Resolutions”), certificates of officers of the Louisiana Guarantor, and all such other documents as we deem have deemed necessary for the purpose of rendering the opinions hereafter expressed. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied upon and assumed the accuracy of such records, documents, certificates of officers of the Louisiana Guarantor, and certificates and other communications of public officials.
     We have relied upon and assumed the truth and accuracy of the representations, certifications and warranties made in the Authorization Documents, and have not made any independent investigation or verification of any factual matters stated or represented therein. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts or circumstances or the assumed facts set forth herein, we accept no responsibility to make any such investigation, and no inference as to our knowledge of the existence or absence of such facts or circumstances or of our having made any independent review thereof should be drawn from our representation of the Louisiana Guarantor. Our representation of the Louisiana Guarantor is limited to the transactions contemplated by the Registration Statement and other matters specifically referred to us by the Louisiana Guarantor.
ASSUMPTIONS
     For the purposes of this opinion, we have assumed, without independent investigation, the following:
     a. the authenticity of all documents submitted to us as originals, the genuineness of all signatures on all documents and certificates referred to herein or relied upon by us and not executed in our presence, the due execution and delivery of the documents by all parties thereto, the legal capacity of all parties to the Authorization Documents (other than the Louisiana

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Guarantor), the identity of all signatories to the Authorization Documents, and the conformity to originals of all documents sent to us as copies;
     b. all official records (including their proper indexing and filing) furnished to or obtained by us, electronically or otherwise, were accurate, complete and authentic when delivered or issued, and remain accurate, complete and authentic as of the date of this opinion letter;
     c. the corporate records or other organizational records of the Louisiana Guarantor provided to us are accurate and complete, and there have been no amendments to the Articles of Incorporation of the Louisiana Guarantor which have not been provided to us for review in conjunction with the opinions being provided herein;
     d. the financial condition of the Louisiana Guarantor at all relevant times will be such as will permit the authorization, execution and performance of the obligations of the Louisiana Guarantor under the Authorization Documents, under Louisiana Revised Statutes 12:55, 56 & 63.
     e. to the extent that the obligations of the Louisiana Guarantor may be dependent upon such matters, we have assumed for purposes of this opinion, other than with respect to the Louisiana Guarantor, that each additional party to the Authorization Documents and contracts referred to herein is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation; that each such other party other than the Louisiana Guarantor has the requisite corporate or other organizational power and authority to perform its obligations under such Authorization Documents and contracts, as applicable;
     f. there are no written or oral terms and conditions agreed to by and between any parties to the Authorization Documents and the Louisiana Guarantor that vary or could be deemed to vary the truth, completeness, correctness, validity or effect of any of the Authorization Documents;
     g. the Authorization Documents are legal, valid and binding obligations of all parties to the Authorization Documents (other than the Louisiana Guarantor), enforceable against them in accordance with the terms of the Authorization Documents;
     h. none of the documents reviewed by us has been subsequently rescinded, revoked, restated, modified or amended in any way other than by documents that have been submitted to us;

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     i. there has been no error, fraud or duress that would vitiate consent by any party to the execution and delivery of the Authorization Documents;
     j. all documents, instruments, and Authorization Documents referred to herein have been or will be duly authorized, executed and delivered in the form that was submitted to us by all parties (other than the Louisiana Guarantor) to such documents, instruments and agreements and that all documents, instruments, and agreements referred to herein have been or will be executed and delivered by the Louisiana Guarantor in the form that was submitted to us;
     k. the Registration Statement and all Authorization Documents, and all other agreements requiring execution by the Louisiana Guarantor, have been executed in the form in which they have been prepared by one of the four (4) Authorized Officers identified in the Certificate of Philip A. Choyce, as Secretary of the Louisiana Guarantor, dated July 27, 2005 (the “Officer’s Certificate”), which is affixed to the Resolutions of the Board of Directors of Tube-Alloy Corporation, dated March 31, 2005, and the fully executed Authorization Documents have been, or will be, delivered to you, or to your attorneys; and
     l. the accuracy of all statements of fact set forth in the Authorization Documents, the Officer’s Certificate, and Certified Resolutions.
OPINION
     Based on the foregoing assumptions and subject to the exceptions, qualifications and limitations hereinafter set forth, insofar as the laws of the State of Louisiana are applicable, we are of the opinion that:
     1. The Louisiana Guarantor is a corporation duly incorporated under the laws of the State of Louisiana, for which the most recent required annual report ahs been filed with the Louisiana Secretary of State and no Articles of Dissolution appear as filed with the Louisiana Secretary of State.
     2. The execution and delivery of the Indenture and the performance of the Louisiana Guarantor’s obligations thereunder, including the Guarantee contained in the Indenture, have been duly authorized by all requisite corporate action on the part of the Louisiana Guarantor.
     3. The Company has requisite corporate power and corporate authority under Louisiana law to enter into the Indenture and the Guarantee contained therein.

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     4. The Indenture has been duly executed and delivered by the Louisiana Guarantor.
     5. Neither the issuance and sale of the Exchange Notes, nor the compliance with or fulfillment of the other provisions of the Exchange Notes, the Indenture and the Guarantee by the Company nor the consummation of the other transactions contemplated therein on the date hereof require the consent, approval, authorization, or order of any court or Louisiana governmental agency or other authority of the State of Louisiana, except (a) such as have been obtained and are in full force and in effect and (b) as may be required under state securities law, including Louisiana state securities law, as to which we express no opinion.
EXCEPTIONS, LIMITATIONS AND QUALIFICATIONS
     The opinions herein expressed are subject to the following exceptions, limitations and qualifications:
     A. Our opinion is based upon the assumption that the Authorization Documents truly and accurately reflect the intent of the parties thereto and the contemplated transactions are consummated in accordance with the terms of such documents.
     B. We are admitted to practice only in the State of Louisiana. The foregoing opinions are limited to the present laws of the State of Louisiana, and we do not purport to express any opinion herein concerning any law other than the laws of the State of Louisiana. To the extent, if any, that the laws of any jurisdiction other than the State of Louisiana may be applicable to any of the Authorization Documents, or the other documents referred to herein, or the transactions contemplated thereby, or to the extent to which a choice of law provision is stated in any of the Authorization Documents, we express no opinion with respect to any such laws or their effect on any of the Authorization Documents or other documents or the validity of such choice of law provisions. We are not opining as to any securities laws, blue-sky laws, the Trust Indenture Act of 1939, as amended, or laws of the United States of America. For the purposes of our opinions contained herein, we have assumed, with your permission and without inquiry, that the laws of the State of New York are exactly the same as the laws of the State of Louisiana and do not purport to render any opinions under the laws of the State of New York.
     C. Our opinions are limited to specific issued addressed and are limited in all respects to laws and facts existing on the date of this Opinion. No opinion is expressed herein as to the future acts of the parties or changes in existing law. We undertake no, and hereby disclaim any, obligation or responsibility to supplement this opinion or otherwise to advise you of any changes

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after the date hereof in the law or the facts presently existing or existing after the date hereof that would alter the scope or substance of the opinions expressed herein. No expansion of the opinions expressed herein my or should be made by implication or otherwise. The opinions expressed herein are based on the provisions of the Authorization Documents, all as in effect on the date hereof, and we assume no responsibility for the effect on such opinions of any amendments to such documents.
     D. The opinions expressed herein are matters of professional judgment. The opinions expressed are not: (i) a guarantee that a court considering the matters addressed herein would rule in a manner consistent with the opinions set forth above, or (ii) a guarantee of any other nature, substance or form.
     This opinion (i) has been furnished to you at your request, and we consider it to be a confidential communication which may not be furnished, reproduced, distributed, quoted or disclosed to anyone without our prior written consent, except to you, your counsel, and other authorized representatives of the addressees hereof, and (ii) is rendered solely for your information and assistance in connection with the transaction described above, and may not be relied upon by any other person or for any other purpose without our prior written consent. The foregoing opinion may not be relied on for any other purpose, except that Fulbright & Jaworski, L.L.P. may rely on this opinion in connection with the Registration Statement and related transactions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours, Perret Doise (A Professional Law Corporation)

Exhibit “A”
LIST OF DOCUMENT REVIEWED
1.	Certificate of Good Standing of the Louisiana Guarantor issued by the Louisiana Secretary of State dated July 26, 2005.
2.	Articles of Incorporation of the Louisiana Guarantor, as certified by the Louisiana Secretary of State on July 26, 2005, to be a true and complete copy of the Articles of Incorporation of the Louisiana Guarantor, as amended.
3.	Bylaws of the Louisiana Guarantor as certified by an authorized officer of the Louisiana Guarantor as of October 18, 2005, to be a true and complete copy of the Bylaws of the Louisiana Guarantor.
4.	Resolutions of the Board of Directors of the Louisiana Guarantor reflecting on March 31, 2005, as certified by an authorized officer of the Louisiana Guarantor as of October 18, 2005.
5.	Officer’s Certificate of the Louisiana Guarantor dated as of October 18, 2005, as to certain factual matters.